Exhibit 8.1

LIST OF SUBSIDIARIES

Name	Country of Incorporation	Principal Business	ORIX Voting Power[1]
Yayoi Co., Ltd.	Japan	Development, Marketing, and Support of Business Management Software and Related Services	99%
ORIX Auto Corporation	Japan	Automobile Leasing, Rental, Car Sharing, Sales of Used Automobiles	100%
ORIX Rentec Corporation	Japan	Rental and Leasing of Test and Measurement Instruments and IT-Related Equipment	100%
ORIX Real Estate Corporation	Japan	Real Estate Development and Rental, Facilities Operation	100%
ORIX Golf Holdings Corporation	Japan	Golf Course Management	100%
ORIX Real Estate Investment Advisors Corporation	Japan	Real Estate Investment and Advisory Services	100%
ORIX Living Corporation	Japan	Senior Housing Management	99%
Osaka City Dome Co., Ltd.	Japan	Multipurpose Hall Management	90%
ORIX Asset Management Corporation	Japan	Asset Management of J-REIT	100%
ORIX Eco Services Corporation	Japan	Trading of Recycled Metals and other Resources, Collection and Transportation of Industrial Waste, and Intermediate Waste Processing	100%
ORIX Asset Management & Loan Services Corporation	Japan	Loan Servicing	100%
DAIKYO INCORPORATED	Japan	Real Estate Development and Sales, Urban Development	66%
NET JAPAN Co., Ltd	Japan	Purchases and Sales of Precious Metals (gold, silver, platinum and palladium) and Purchases and Refining of Precious Metals Scraps	96%
ORIX Life Insurance Corporation	Japan	Life Insurance	100%
ORIX Bank Corporation	Japan	Banking	100%
ORIX Credit Corporation	Japan	Consumer Finance Services	100%
ORIX USA Corporation[2]	U.S.A.	Financial Services	100%
ORIX Asia Limited	China (Hong Kong)	Leasing, Automobile Leasing, Lending, Banking	100%
ORIX Leasing Malaysia Berhad	Malaysia	Leasing, Lending	100%
PT. ORIX Indonesia Finance	Indonesia	Leasing, Automobile Leasing	85%
ORIX Australia Corporation Limited	Australia	Automobile Leasing and Truck Rentals	100%
ORIX Aviation Systems Limited	Ireland	Aircraft Leasing, Asset Management, Aircraft-Related Technical Services	100%
ORIX (China) Investment Co., Ltd.	China	Leasing, Equity Investment, Other Financial Services	100%
ORIX Capital Korea Corporation	South Korea	Automobile Leasing, Leasing, Lending	100%
Thai ORIX Leasing Co., Ltd	Thailand	Leasing, Automobile Leasing and Rentals	96%
ORIX Auto Infrastructure Services Limited	India	Automobile Leasing and Rentals	99%

8.1-1

Name	Country of Incorporation	Principal Business	ORIX Voting Power[1]
ORIX Taiwan Corporation	Taiwan	Leasing, Sales Finance, Insurance Agency Services	100%
ORIX Corporation Europe N.V.[3]	Netherlands	Asset Management	100%
Another 803 Subsidiaries

(1)	ORIX voting power includes ORIX’s indirect voting power.
(2)	ORIX USA Corporation, one of the Company’s subsidiaries, has changed its name to ORIX Corporation USA on June 1, 2018.
(3)	ORIX Corporation Europe N.V., one of the Company’s subsidiaries, has changed its name from Robeco Groep N.V. on January 1, 2018.

8.1-2